             As filed with the Securities and Exchange Commission on
                                August 16, 2001
                           Registration No. 333-_____
  -----------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                         FIRST WASHINGTON FINANCIALCORP
             (Exact name of registrant as specified in its charter)

                                   NEW JERSEY
         (State or other jurisdiction of incorporation or organization)

                                   52-2150671
                      (I.R.S. Employer Identification No.)

                           US ROUTE 130 & MAIN STREET
                            WINDSOR, NEW JERSEY 08561
                                 (609) 426-1000
                    (Address of principal executive offices)

                         FIRST WASHINGTON FINANCIALCORP
                             1997 STOCK OPTION PLAN
                             1999 STOCK OPTION PLAN
                            (Full title of the plan)

                         C. HERBERT SCHNEIDER, PRESIDENT
                           US ROUTE 130 & MAIN STREET
                            WINDSOR, NEW JERSEY 08561
                     (Name and address of agent for service)

                                 (609) 426-1000
          (Telephone number, including area code of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
Title of              |  Amount to be     |   Proposed Maximum   |  Proposed Maximum      |   Amount of Registration
Securities to         |  Registered (1)   |   Offering Price Per |  Aggregate Offering    |   Fee (2)
be Registered         |                   |   Share              |  Price (2)             |
----------------------|-------------------|----------------------|------------------------|-------------------------
Common Stock, no par  |                   |                      |                        |
value per share and   |                   |                      |                        |
interests of          |  399,335          |   $15.00             |  $5,990,025            |   $1,498.00
participation in the  |                   |                      |                        |
Plan                  |                   |                      |                        |
====================================================================================================================

(1) Maximum number of shares authorized for issuance pursuant to the exercise of options under Registrant's 1997 Stock Option Plan and 1999 Stock Option Plan (collectively the "Plans").

(2)  Estimated solely for the purpose of calculating the registration fee.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold to prevent dilution resulting from certain capital changes affecting the Registrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information concerning the Company filed with the SEC may be inspected and copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Website that contains copies of such material. The address of the Commission's Website is http://www.sec.gov.

         The following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:

                  (a) the description of the Company's Common Stock, no par value per share, contained in the Company's Registration Statement on Form 8-A, File No. 000-32949, as filed with the Securities and Exchange Commission on July 2, 2001, to register the Common Stock under Section 12(g) of the Exchange Act;

                  (b) the Company's registration statement on Form SB-2, File No. 333-58650, as filed with the Securities and Exchange Commission on July 2, 2001;

                  (c) the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001.

         In addition, all documents subsequently filed by the Company with the SEC pursuant to Sections 12, 13(a), 14 and 15(d) of the Exchange Act after the effective date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

         Article VI of the Corporation's Certificate of Incorporation provides as follows:

            Subject to the following, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. The preceding sentence shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer or both of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended. Any amendment to this Certificate of Incorporation, or change in law which authorizes this paragraph shall not adversely affect any then existing right or protection of a director or officer of the Corporation.

         Article VII of the Corporation's Certificate of Incorporation provides as follows:

                  The Corporation shall indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this article.

                  The Corporation shall, from time to time, reimburse or advance to any person referred to in this article the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in this article, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions (i) constitute a breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (ii) were not in good faith, (iii) involved a knowing violation of law, (iv) resulted in the director or officer receiving an improper personal benefit, or (v) were otherwise of such a character that New Jersey law would require that such amount(s) be repaid.


Item 7.   Exemption From Registration Claimed.

         Not applicable.

Item 8.   Exhibits.

         The following exhibits are filed with this Registration Statement.

                  Exhibit
                  Number   Description of Exhibit

                  4(a)         1997 Stock Option Plan (1)

                  4(b)         1999 Stock Option Plan (1)

                  5            Opinion of Windels Marx Lane & Mittendorf, LLP

                  23(a)        Consent of Grant Thornton LLP

                  23(b) Consent of Windels Marx Lane & Mittendorf, LLP (included in the Opinion filed as Exhibit 5 hereto)

                  -----------------------
                  (1) Incorporated by reference from the Company's registration statement on Form SB-2, File No. 333-58650

Item 9.   Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer of controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Windsor, State of New Jersey, on the 14th day of August, 2001. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



FIRST WASHINGTON FINANCIALCORP



/s/ Abraham S. Opatut              Chairman of the Board               August 14, 2001
---------------------
ABRAHAM S. OPATUT



/s/ C. Herbert Schneider           President and CEO                   August 14, 2001
------------------------           (Principal executive officer)
C. HERBERT SCHNEIDER



/s/ Lewis H. Foulke                Vice President Finance              August 14, 2001
-------------------                (Principal financial officer)
LEWIS H. FOULKE



/s/ Harry Horowitz                 Vice Chairman of the Board          August 14, 2001
------------------
HARRY HOROWITZ



/s/ James R. Johnson, Jr.          Director                            August 14, 2001
-------------------------
JAMES R. JOHNSON, JR.



/s/ Jerry Kokes                    Director                            August 14, 2001
------------------
JERRY KOKES



/s/ Joe J. Mayes                   Director                            August 14, 2001
------------------
JOE J. MAYES



/s/ Steven I. Pfeffer              Director                            August 14, 2001
---------------------
STEVEN I. PFEFFER



/s/ James N. Corcodilos            Director                            August 14, 2001
-----------------------
JAMES N. CORCODILOS


/s/ Ross Wishnick                  Director                            August 14, 2001
-----------------
ROSS WISHNICK



                          EXHIBIT INDEX TO REGISTRATION
                             STATEMENT ON FORM S-8
                        OF FIRST WASHINGTON FINANCIALCORP

  Exhibit
  Number            Description of Exhibit
  ------            ----------------------

  4(a)              1997 Stock Option Plan (1)

  4(b)              1999 Stock Option Plan (1)

  5                 Opinion of Windels Marx Lane & Mittendorf, LLP

  23(a)             Consent of Grant Thornton LLP

  23(b) Consent of Windels Marx Lane & Mittendorf, LLP (included in the Opinion filed as Exhibit 5 hereto)
           -------------------------
           (1) Incorporated by reference from the Company's registration statement on Form SB-2, File No. 333-58650